Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of iShares U.S. ETF Trust of our reports dated December 21, 2018, relating to the financial statements and financial highlights, which appear in iShares Bloomberg Roll Select Commodity Strategy ETF, iShares Commodities Select Strategy ETF, iShares Gold Strategy ETF, iShares Inflation Hedged Corporate Bond ETF, iShares Interest Rate Hedged Corporate Bond ETF, iShares Interest Rate Hedged Emerging Markets Bond ETF, iShares Interest Rate Hedged High Yield Bond ETF, iShares Interest Rate Hedged Long-Term Corporate Bond ETF, iShares Short Maturity Bond ETF, iShares Short Maturity Municipal Bond ETF and iShares Ultra Short-Term Bond ETFs’ Annual Reports on Form N-CSR for the year ended October 31, 2018. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Francisco, CA

February 22, 2019